Pritchett, Siler & Hardy, PC

Certified Public Accountants

Exhibit 16.1

April 3, 2018

Securities and Exchange Commission

100 F. Street

Washington, DC 20549 - 7561

Re: Bioethics, Ltd.

Commission File No. 333-55254-41

We have read the statements that we understand Bioethics, Ltd. will include under Item 4.01 of the Form 8-K report dated April 3, 2018 and agree with such statements in so far as they apply to our firm.

We have no basis to agree or disagree with any other statement made in Item 4.01 of such report.

Sincerely,

/s/     Douglas W. Child

Pritchett, Siler & Hardy, PC

Salt Lake City, UT

515 S 400 E, Ste 100, Salt Lake City, UT 84111   P 801-328-2727  F 801-328-1123